Exhibit 10.2

FORM OF 2021 EXECUTIVE RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Grant Date”) by and between Target Hospitality Corp., a Delaware corporation (the “Company”), and [NAME] (the “Participant”). This Agreement is being entered into pursuant to the Target Hospitality Corp. 2019 Incentive Award Plan (the “Plan”). Capitalized terms used in this Agreement but not defined herein will have the meaning ascribed to them in the Plan.
1. Grant of Restricted Stock Units. Pursuant to Section 9 of the Plan, the Company hereby issues to the Participant on the Grant Date an Award consisting of [NUMBER] Restricted Stock Units (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one Common Share, or an amount in cash equal to the value of one Common Share, as determined by the Committee in its sole discretion pursuant to Section 7 below, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
2. Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.
3. Vesting. Except as otherwise provided herein or in the Plan, provided that the Participant remains in continuous service through the applicable vesting date, the Restricted Stock Units will vest in accordance with the schedule set forth in the chart below (the period during which restrictions apply, the “Restricted Period”). Once vested, the Restricted Stock Units shall become “Vested Units.”
Vesting Date	Percentage of Vested Units	[Number of Vested Units]
________________, 2023	50%
________________,2024	50%
4. Termination of Service/Employment. Except as otherwise provided in the employment agreement entered into between the Participant and Target Logistics Management, LLC, dated [DATE] (the “Employment Agreement”), the vesting schedule above notwithstanding, if the Participant’s employment or service terminates for any reason at any time before all of the Restricted Stock Units have vested, the Participant’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of employment or service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement. In accordance with the Employment Agreement, if the Participant’s employment is terminated without Cause or by the Executive for Good Reason at any time prior to the first anniversary of the Grant Date, a minimum of 12.5% of the Restricted Stock Units shall become Vested Units as of the date of such termination of employment. Notwithstanding any provision of this Agreement or the Plan to the contrary, (i) if the Participant’s employment or service terminates due to Retirement, and the Participant has been continuously employed by the Company for at least twelve (12) months following the Grant Date,  then a pro-rata portion of the Participant’s Restricted Stock Units scheduled to become vested on the next following vesting date shall be vested on his or her termination date based on completed calendar months since either (a) the Grant Date, or (b) the initial vesting date, as applicable; and (ii) if the Participant experiences a Qualifying Termination, any Restricted Period in effect on the date of such Qualifying Termination shall expire as of such date.

5. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.
6. Rights as Shareholder; Dividend Equivalents.
6.1 The Participant shall not have any rights of a shareholder with respect to the Common Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Common Shares. Subject to Section 7 below, upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Common Shares underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).
6.2 In the event that the Company pays any cash dividends on its Common Shares between the Grant Date and the date when the Restricted Stock Units are settled in accordance with Section 7 hereof or are forfeited, the Participant’s Account shall be credited on the date such dividend is paid to shareholders with an amount equal to all cash dividends that would have been paid to the Participant if one Common Share had been issued on the Grant Date for each Restricted Stock Unit granted to the Participant (“Dividend Equivalents”). Dividend Equivalents shall be credited to the Participant’s Account and interest may be credited on the amount of cash Dividend Equivalents credited to the Participant’s Account at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to the Participant’s Account shall be subject to the same vesting and other restrictions as the Restricted Stock Units to which they are attributable and shall be paid on the same date that the Restricted Stock Units to which they are attributable are settled in accordance with Section 7 hereof. Dividend Equivalents credited to the Participant’s Account shall be distributed in cash or, at the discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of the Dividend Equivalents and interest, if any. Any accumulated and unpaid Dividend Equivalents attributable to Restricted Stock Units that are cancelled will not be paid and will be immediately forfeited upon cancellation of the Restricted Stock Units.

7. Settlement of Restricted Stock Units. Promptly upon the expiration of the Restricted Period, and in any event no later than March 15th of the calendar year following the calendar year in which the Restricted Period ends, the Company shall (a) issue and deliver to the Participant, or his or her beneficiary, without charge, the number of Common Shares equal to the number of Vested Units, and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Common Shares delivered to the Participant; provided, however, that the Committee may, in its sole discretion elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of the Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to the Restricted Stock Units, less an amount equal to any required tax withholdings.
8. No Rights to Continued Service/Employment. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an employee, consultant or director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or an Affiliate to terminate the Participant’s employment or service with the Company or an Affiliate at any time, with or without Cause.
9. Adjustments. In the event of any change to the outstanding Common Shares or the capital structure of the Company (including, without limitation, a Change in Control), if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by Section 12 of the Plan.
10. Beneficiary Designation. The Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to his or her rights under this Agreement and the Plan, if any, in case of his or her death, in accordance with Section 16(f) of the Plan.
11. Tax Liability and Withholding.
11.1 The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes in accordance with Section 16(c) of the Plan. The Participant may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means of the Plan, (a) tendering a cash payment, (b) if the Committee has adopted a formal procedure allowing any participant to authorize the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units (provided, however, that no Common Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law), issuing such authorization, or (c) delivering to the Company previously owned and unencumbered Common Shares. Notwithstanding the foregoing, in the event the Participant fails to provide timely payment of all sums required to satisfy any applicable federal, state and local withholding obligations in respect of the Restricted Stock Units, the Company shall treat such failure as an election by the Participant to satisfy all or any portion of the Participant’s required payment obligation pursuant to Section 11.1(b) above.

11.2 Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
12. Compliance with Law. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Shares may be listed. No Common Shares shall be issued pursuant to Restricted Stock Units unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Common Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
13. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel & Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
14. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Texas without regard to conflict of law principles.
15. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
16. Participant Bound by Plan. This Agreement is subject to all terms and conditions of the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

18. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
19. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.
20. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel Restricted Stock Units, prospectively or retroactively; provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
21. Section 409A.
21.1 This Agreement is intended to comply with Section 409A of the Code and the regulations issued thereunder (“Section 409A”) or an exemption thereunder and shall be construed and interpreted in a manner consistent with the requirements for avoiding additional taxes or penalties under Section 409A.
21.2 If and to the extent any portion of any payment provided to the Participant under this Agreement in connection with the Participant’s separation from service (as defined in Section 409A) is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with the procedures separately adopted by the Company for this purpose, by which determination the Participant, as a condition to accepting benefits under this Agreement and the Plan, agrees that he or she is bound, such portion of the shares of the Company’s common stock to be delivered on a vesting date shall not be delivered before the earlier of (i) the day that is six months plus one day after the date of separation from service (as determined under Section 409A) or (ii) the tenth 10th day after the date of the Participant’s death (as applicable, the “New Payment Date”).  The shares that otherwise would have been delivered to the Participant during the period between the date of separation from service and the New Payment Date shall be delivered to the Participant on such New Payment Date, and any remaining shares will be delivered on their original schedule.  Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any such shares except to the extent specifically permitted or required by Section 409A.  This Agreement is intended to comply with the provisions of Section 409A and this Agreement and the Plan shall, to the extent practicable, be construed in accordance therewith.  Terms defined in this Agreement and the Plan shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A.

21.3 Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.
22. No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
23. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
24. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such vesting, settlement or disposition.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
TARGET HOSPITALITY CORP.
By: _____________________ Name: Title:
[PARTICIPANT NAME]
By: _____________________ Name:

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